UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 14, 2017
______________

InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, Delaware	19809-3727
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
2017 Equity Incentive Plan
On April 18, 2017, the Board of Directors (the “Board”) of InterDigital, Inc. (the “Company”) adopted and approved, subject to shareholder adoption and approval, the Company’s 2017 Equity Incentive Plan (the “2017 Plan”). The Company’s shareholders adopted and approved the 2017 Plan at the Company's Annual Meeting of Shareholders held on June 14, 2017 (the “2017 Annual Meeting”).
The 2017 Plan has an indefinite term, and provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and incentive cash bonuses to employees, consultants and non-employee directors of the Company and to employees and consultants of any parent, subsidiary or affiliate of the Company, as the 2017 Plan administrator may determine. 2,400,000 shares of the Company's common stock are authorized for issuance pursuant to awards under the 2017 Plan. In addition, outstanding awards under the Company's 2009 Stock Incentive Plan that expire or terminate without being exercised or that are forfeited or repurchased by the Company will be added to the shares of common stock available for issuance under the 2017 Plan up to a maximum of 1,460,461 shares. The 2017 Plan will be administered by the Compensation Committee of the Board (the "Compensation Committee").
The material terms and conditions of the 2017 Plan are described in the Company’s Proxy Statement dated April 28, 2017, filed with the Securities and Exchange Commission (the "SEC") on the same date. The description of the 2017 Plan contained herein is qualified in its entirety by reference to the full text of the 2017 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Grants under the 2017 Plan of time-based and performance-based restricted stock unit awards to certain participants, including the Company's named executive officers, will be made pursuant to the forms of agreement for such awards, which were approved by the Compensation Committee on March 23, 2017 and are filed as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated herein by reference. Option awards under the 2017 Plan will be made pursuant to the form of agreement for such awards, which was also approved by the Compensation Committee on March 23, 2017 and is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 14, 2017, the Company held the 2017 Annual Meeting. The matters voted on at the 2017 Annual Meeting and the voting results for each matter are set forth below.

(i)
The following individuals were elected as directors of the Company to serve a one-year term until the Company’s Annual Meeting of Shareholders in 2018 and until his or her successor is elected and qualified as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jeffrey K. Belk	21,122,108	574,040	307,060	9,292,915
Joan H. Gillman	21,335,148	331,619	336,441	9,292,915
S. Douglas Hutcheson	21,089,181	616,413	297,614	9,292,915
John A. Kritzmacher	21,073,102	590,682	339,424	9,292,915
John D. Markley, Jr.	21,069,594	592,924	340,690	9,292,915
William J. Merritt	20,903,753	1,010,123	89,332	9,292,915
Kai O. Öistämö	21,062,302	633,438	307,468	9,292,915
Jean F. Rankin	21,068,028	622,426	312,754	9,292,915
Philip P. Trahanas	21,101,844	588,631	312,733	9,292,915

(ii)	Shareholders adopted and approved the 2017 Plan as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,482,041	2,442,276	78,891	9,292,915

(iii)	Shareholders passed an advisory resolution to approve the Company’s executive compensation as reported in the Company's 2017 proxy statement as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,513,958	1,410,434	78,816	9,292,915

(iv)	Shareholders approved, on advisory basis, a frequency of "one year" with respect to future advisory votes on executive compensation as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
16,936,165	253,415	4,724,468	89,160	9,292,915

Based on these results, and consistent with the Board's recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every year until the next advisory vote on the frequency of future advisory votes on executive compensation.

(v)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 as follows:

Votes For	Votes Against	Abstentions
30,581,946	519,258	194,919

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

†*10.1	InterDigital, Inc. 2017 Equity Incentive Plan (Exhibit 10.1 to the Company's Registration Statement on Form S-8 filed with the SEC on June 15, 2017 (File No. 333-218755)).
†10.2	Form of Agreement for Time-Based Restricted Stock Unit Awards under 2017 Equity Incentive Plan.
†10.3	Form of Agreement for Performance-Based Restricted Stock Unit Awards under 2017 Equity Incentive Plan.
†10.4	Form of Agreement for Option Awards under 2017 Equity Incentive Plan.

*	Incorporated by reference to the previous filing indicated.

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Date: June 16, 2017

EXHIBIT INDEX

Exhibit No.                Description

†*10.1	InterDigital, Inc. 2017 Equity Incentive Plan (Exhibit 10.1 to the Company's Registration Statement on Form S-8 filed with the SEC on June 15, 2017 (File No. 333-218755)).
†10.2	Form of Agreement for Time-Based Restricted Stock Unit Awards under 2017 Equity Incentive Plan.
†10.3	Form of Agreement for Performance-Based Restricted Stock Unit Awards under 2017 Equity Incentive Plan.
†10.4	Form of Agreement for Option Awards under 2017 Equity Incentive Plan.

*	Incorporated by reference to the previous filing indicated.

†	Management contract or compensatory plan or arrangement.